UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 15, 2013

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50855 (Commission File Number)	23-3016883 (I.R.S. Employer Identification No.)

640 Lee Road
Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Collaboration Agreement among Auxilium UK LTD, Auxilium International Holdings, Inc. and Swedish Orphan Biovitrum AB (publ).

On July 15, 2013, Auxilium Pharmaceuticals, Inc. (the “Company”), through its subsidiaries, Auxilium UK LTD. (“LTD”) and Auxilium International Holdings, Inc. (together with LTD, “Auxilium”), and Swedish Orphan Biovitrum AB (publ) (“Sobi,” and together with Auxilium, the “Parties,” and each individually, a “Party”) entered into a Collaboration Agreement (the “Agreement”).  Under the Agreement, Sobi was granted the right to develop and commercialize Auxilium’s pharmaceutical product XIAFLEX® (collagenase clostridium histolyticum) (the “Product”) for the treatment in humans of Peyronie’s Disease and Dupuytren’s Contracture (the “Field”) in 28 European Union member countries, Switzerland, Norway, Iceland, 18 Central Eastern Europe/Commonwealth of Independent countries, including Russia and Turkey, and 22 Middle Eastern & North African countries (the “Territory”).  A summary of certain terms of the Agreement is set forth below.  Capitalized terms not defined herein have the meaning as set forth in the Agreement.

Milestone and Royalty Payments:

•                  Sobi may make up to $40 million in potential sales milestone payments.

•                  Sobi will make royalty payments to Auxilium based on tiered, double-digit percentages of the aggregate annual net sales of the Product in the Territory on a quarterly basis.  The percentage of Sobi’s aggregate annual net sales to be paid to Auxilium decreases in accordance with the achievement of specified thresholds of aggregate annual net sales of the Product in the Territory.

•                  The amount of royalty payments owed by Sobi to Auxilium will be offset by a success amount upon the occurrence of receipt of the first pricing approval in each of Germany and France at a price at or above the top 25th percentile of the average price received by Sobi in each country in the European Union in which the Product is sold for such indication.

Term of the Agreement:

•                  Subject to each Party’s termination rights, the term of the Agreement extends on a Product-by-Product and country-by-country basis from the date of the Agreement until the 10 year anniversary of the date of the Agreement. The term of the Agreement shall be automatically extended for sequential 2 year periods unless a notice of non-renewal is provided in writing to the other Party at least 6 months prior to the expiration of the current term.

Licenses/Intellectual Property:

•                  Auxilium grants Sobi, during the term of the Agreement, a license, with the right to sublicense, under certain of Auxilium’s intellectual property rights in the Territory to (i) co-exclusively, with Auxilium and its affiliates, develop the Product in the Territory, and (ii) exclusively, subject to payment obligations, commercialize the Product in the Field in the Territory.

Supply of Product:

Sobi will obtain the Product exclusively from Auxilium or its designee.

Sharing of development/commercialization costs:

•                  Sobi will be responsible for development costs specific to the Territory.  Auxilium will be responsible for development costs not specific to the Territory.

•                  Sobi is solely responsible for costs associated with obtaining or maintaining regulatory approval for the Product in the Field in the Territory as well as post-regulatory approval filing date development activities for the Product in the Field in the Territory (including Auxilium’s out-of-pocket costs with respect the foregoing).

Commercialization responsibilities:

•                  Sobi will be solely responsible for commercializing the Product in the Field in the Territory during the term of the Agreement, subject to a defined plan.

•                  Sobi has, subject to the Agreement, committed to meet specified annual minimum unit sales thresholds for a specified period in the Field in the Territory.

Right to terminate agreement/license:

•                  Either Party may terminate the Agreement as a result of the other Party’s breach or bankruptcy.

•                  Auxilium may terminate the Agreement if Sobi fails to meet specified sales thresholds.

•                  Commencing with the year ending December 31, 2016, Auxilium may also terminate the Agreement in its entirety if the sum of the aggregate of the commercial supply price paid for the finished product during any calendar year plus the aggregate of all royalty payments paid to Auxilium with respect to such calendar year, divided by the aggregate number of finished product sold by Sobi during such calendar year, is less than the average manufacturing cost for such calendar year.

•                  Any time after 18 months from (i) the date of the Agreement, with respect to Dupuytren’s Contracture, (ii) the date of regulatory approval in the European Union for Peyronie’s Disease or (iii) the date agreed to by the Parties with respect to any new indication, Auxilium may terminate the Agreement with respect to such indication and country if Sobi fails to file for regulatory approval of the finished product and is not using its commercially reasonable efforts to obtain regulatory approval.

•                  After the fourth anniversary of the first commercial sale by Sobi of the Product, Sobi may terminate the agreement (in whole or on a country-by-country basis) upon 1 year’s prior written notice.

The foregoing is a summary description of certain terms of the Agreement and, by its nature, is incomplete.  It is qualified in its entirety by the text of the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2012.  All readers are encouraged to read the entire text of the Agreement.  Certain terms of the Agreement have been omitted from this Current Report on Form 8-K and will be omitted from the version of the Agreement attached as an exhibit to the Company’s upcoming Form 10-Q pursuant to a Confidential Treatment Request that the Company plans to file with the Securities and Exchange Commission at the time of the filing of such Form 10-Q.

Item 7.01              Regulation FD Disclosure.

On July 16, 2013, the Company issued a press release announcing the Company’s entry into the Agreement with Sobi.  The full text of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release, dated July 16, 2013, issued by Auxilium Pharmaceuticals, Inc. and Swedish Orphan Biovitrum AB (publ)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: July 16, 2013	By:	/s/ Andrew I. Koven

Andrew I. Koven
Executive Vice President, Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated July 16, 2013, issued by Auxilium Pharmaceuticals, Inc. and Swedish Orphan Biovitrum AB (publ)